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                                                                    EXHIBIT 1.1

                      SOUTHPOINT STRUCTURED ASSETS, INC.
                     TRUST CERTIFICATES, SERIES 1996-[___]

                        FORM OF UNDERWRITING AGREEMENT

                               _________, 199__

To the Representatives named in Schedule I hereto of the Underwriters named in
 Schedule II hereto

Ladies and Gentlemen:

     Southpoint Structured Assets, Inc., a Delaware corporation (the "Company"), proposes to cause _____________________________ Trust 199__-____ (the "Trust")
to issue and sell $______________ [aggregate principal amount/notional amount] of its Trust Certificates, Class ___[, Class ___] [and [list others]] (collectively, the "Certificates"), to be issued under the trust agreement specified in Schedule I hereto (the "Trust Agreement") between the Company, [______________, as Administrative Agent (the "Administrative Agent")] and the Trustee identified in such Schedule (the "Trustee"), in each case, to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms. The Certificates will evidence the entire beneficial ownership interest in the Trust which consists of the underlying securities specified in Schedule I hereto (the "Underlying Securities").

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain securities to be issued from time to time by various trusts originated by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Certificates. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus in the form first used to confirm sales of the Certificates is hereinafter referred to as the "Basic Prospectus." The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Certificates in the form first used to confirm sales of the Certificates is hereinafter referred to as the "Prospectus." Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424, or prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or 424(a) is hereinafter called a "Preliminary Prospectus Supplement." Any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     The Company hereby agrees with the Underwriters as follows:

     1. The Company agrees to cause the Trust to issue and sell the Certificates to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective principal amount of Certificates set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

     2. The Company understands that the several Underwriters intend (i) to make a public offering of their respective portions of the Securities and (ii) initially to offer the Certificates upon the terms set forth in the Prospectus, and the Underwriters agree that all such offers and sales by such Underwriters shall be made in compliance with all applicable laws and regulations.

     3. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree to purchase from the Company, their portion of the Certificates at a price equal to ______________% of the [aggregate principal balance/notional amount] of the Certificates as of the Closing Date. There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

     (b) Delivery of and payment for the Certificates shall be made at 10:00 a.m., New York City time, on _______________, 199__, or such later date as you shall designate, which date and time may be postponed by agreement between you and the Company (such date and time of delivery and payment for the Certificates being herein called the "Closing Date"). Delivery of the [Class __] Certificates shall be made through the services of the Depository Trust Company ("DTC") [(such Certificates, the "DTC Registered Certificates")] or as otherwise set forth in Schedule I hereto.

     4. The Company represents and warrants to each Underwriter that:

        (a) The Registration Statement on Form S-3 (No. 333-09883) in respect of the Certificates has been filed with the Commission in the form heretofore delivered or to be delivered to the Representatives and such registration statement in such form has been declared effective by the Commission and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

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            (b) The Certificates meet the requirements for use of Form S-3 under the Securities Act, and the Registration Statement and the Prospectus conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and the Registration Statement, as of the applicable effective date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, including any amendments or supplements thereto, as of the date of the Prospectus Supplement and as of the Closing Date, does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in Exhibit D (the "Excluded Information"); and provided, further, that the Company does not make any representations or warranties as to [either (i) any information in any Computational Materials (as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 6, except to the extent of any information set forth therein that constitutes Pool Information (as defined below), or (ii) as to] any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit E (the "Underwriter Information"). [As used herein, "Pool Information" means information with respect to the characteristics of the Underlying Securities as provided by or on behalf of the Company to the Underwriter in final form and set forth in the Prospectus Supplement.] The Company acknowledges that, [except for any Computational Materials,] the Underwriter Information constitutes the only information furnished in writing by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriter confirms that such Underwriter Information is correct. The conditions to the use by the Company of a registration statement on Form
     S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus.

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to enter into and perform its obligations under this Agreement and the Trust Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified, considering all such cases in the aggregate, does not have a material adverse effect on the business or properties of the Company.

            (d) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable

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in accordance with its terms, except that the enforceability hereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors, rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and except that rights to indemnification hereunder may be limited by public policy under applicable securities laws.

      (e) The Certificates have been duly authorized by the Company and, when executed, authenticated and delivered in accordance with the Trust Agreement and delivered to you pursuant to this Agreement, such Certificates will have been duly and validly issued and outstanding and will be entitled to the benefits provided by the Trust Agreement; at the Closing Date the Trust Agreement will be duly authorized, executed and delivered by the Company and will constitute a valid and binding agreement of the Company enforceable in accordance with its terms, except that the enforceability thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and at the Closing Date the Trust Agreement and the Certificates will conform in all material respects to the respective descriptions thereof in the Prospectus and the representations and warranties of the Company in the Trust Agreement will be true and correct.

     (f) The issue and sale of the Certificates, the compliance by the Company with all applicable provisions of the Certificates, the Trust Agreement and this Agreement, and the consummation of the transactions herein or therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, mortgage, pledge, charge, security interest or encumbrance (collectively, "Liens") upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the by-laws of the Company or of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, notice, approvals, authorization, order, registrations or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Certificates or the consummation by the Company of the other transactions contemplated by this Agreement or the Trust Agreement except such as have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriters.

     (g) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to

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     such person would individually or in the aggregate have a material adverse effect on the financial position, earnings, management, stockholders equity or results of operations of the Company or which might interfere with or adversely affect the consummation of the transactions contemplated herein or in the Trust Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (h) At the time of execution and delivery of the Trust Agreement, the Company will have good and marketable title to the Underlying Securities being transferred to the Trust pursuant thereto, free and clear of any Liens, and will not have assigned to any person any of its rights, title or interest therein; the Company will have the power and authority to transfer the Underlying Securities to the Trust on the Closing Date and the Trust will have been assigned all right, title and interest held by the Company in and to the Underlying Securities.

          (i) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Trust Agreement and the Certificates have been or will be paid at or prior to the Closing Date.

          (j) The Trust created by the Trust Agreement is not required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     5. Each Underwriter represents and warrants to and agrees with the Company that:

          (a) Such Underwriter will have funds available at __________________ in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed except for the transfer of funds and the delivery of the Certificates. Such funds will be available for immediate transfer into the account of the Company maintained at such bank.

          [(b) As of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder including
     Section 6, and, with respect to all Computational Materials provided by such Underwriter to the Company pursuant to Section 6, if any, such Computational Materials are accurate (except to the extent of any errors therein that are caused by errors in the Pool Information). The Computational Materials provided by such Underwriter to the Company constitute a complete set of all Computational Materials that are required to be filed with the Commission.]

     6. Computational Materials. It is understood that the Underwriters may prepare and provide to prospective investors certain Computational Materials in connection with their offering of the Certificates, subject to the following conditions:

          (a) The Underwriters shall comply with all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation

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     I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset
     Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter").

          (b) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the Kidder/PSA Letter, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriters.

          (c) All Computational Materials (except those identified to the Company on the date hereof) provided to prospective investors that are required to be filed pursuant to the Kidder/PSA Letter shall bear a legend on each page including the following statement:

               "The information herein has been provided solely by ______________________________ [name of Underwriter]. Neither the
          Issuer of the Certificates nor any of its Affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable Prospectus Supplement and by any other information subsequently filed with the Securities and Exchange Commission."

          The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all such Computational Materials bear a legend in the form set forth in Exhibit G hereto.

          (d) The Underwriters shall provide the Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriters. The Underwriters shall provide to the Company, for filing on Form 8-K as provided in Section 7(j), copies (in such format as required by the Company) of all Computational Materials that are required to be filed with the Commission pursuant to the Kidder/PSA Letter. The Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

          (e) All information included in the Computational Materials shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein;

     provided, however, that the Computational Materials may include information based on alternative assumptions if specified therein. If any Computational Materials that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised prior to the printing of the Prospectus, the Underwriters shall prepare revised Computational Materials based on the final Pool Information and structuring assumptions, circulate such revised Computational Materials to all recipients of the preliminary versions thereof and include such revised Computational Materials (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

          (f) The Company shall not be obligated to file any Computational Materials that have been determined to contain any material error or omission, except any such Computational Materials filed together with the corrected Computational Materials. In the event that any Computational Materials are determined, within the period which the Prospectus relating to the Certificates is required to be delivered under the Securities Act, to contain a material error or omission, the Underwriters shall prepare a corrected version of such Computational Materials, shall circulate such corrected Computational Materials to all recipients of the prior versions thereof and shall deliver copies of such corrected Computational Materials (marked, "as corrected") to the Company for filing with the Commission in a subsequent Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials, which shall be at the expense of the Underwriters).

          (g) If an Underwriter does not provide any Computational Materials to the Company pursuant to subsection (d) above, such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letter, and the Underwriters shall provide the Company with a certification to that effect on the Closing Date.

          (h) In the event of any delay in the delivery by an Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 7(j), the Company shall have the right to delay the release of the Prospectus to investors or to such Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 7(j) to file the Computational Materials by the time specified therein.

          (i) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the

     Kidder/PSA Letter with respect to the generation and use of Computational Materials in connection with the offering of the Certificates.

     Each Underwriter further agrees that on or prior to the fifth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit F attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit F hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public, (ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request in writing to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.]

     7. The Company covenants and agrees with the several Underwriters as follows:

          (a) to cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Securities Act by means reasonably calculated to result in filing with the Commission pursuant to said rule;

          (b) to deliver to each Representative and counsel for the Underwriters, at the expense of the Company, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and, during the period mentioned in paragraph (e) below and to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as you may reasonably request;

          (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

          (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Certificates, and during such same period, to advise you promptly, and to confirm such advice in writing,
     (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company or the Trust of any notification with respect to any suspension of the qualification of the Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period after the first date of the public offering of the Certificates in the opinion of counsel for the Underwriters a prospectus relating to the Certificates is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addressees you will furnish to the Company) to which Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Certificates and to pay all fees and expenses (including fees and disbursements of counsel to the Underwriters) reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as you may designate; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject;

          (g) to make generally available to its security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) so long as the Certificates are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Certificates, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (i) to pay all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Certificates, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Certificates under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) in connection with the listing of the Certificates on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Trust Agreement and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided and (vii) payable to rating agencies in connection with the rating of the Certificates; and

          [(j) to file the Computational Materials (if any) provided to it by the Underwriters under Section 6 with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriters; provided, however, that prior to such filing of the Computational Materials by the Company, the Underwriters must comply with their obligations pursuant to Section 6 and the Company must receive a letter from __________________, certified public accountants, satisfactory in form and substance to the Company and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials (if any) provided by the Underwriters to the Company for filing on Form 8-K, as provided in Section 6 and this paragraph (j), is accurate. The foregoing letter shall be at the expense of the Underwriters. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Trust Agreement).]

     8. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

          (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

          (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

          (c) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus;

          (d) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company satisfactory to you to the effect set forth in subsections (a) and (b) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company from that set forth or contemplated in the Registration Statement;

          (e) Chapman and Cutler, special counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, substantially to the effect set forth in Exhibit A-1 and A-2;

          (f) ______________________, counsel to the Trustee shall have furnished to you their opinion, dated the Closing Date, substantially to the effect set forth in Exhibit B, in form and substance satisfactory to you;

          (g) the Underwriters shall have received on and as of the Closing Date an opinion of _____________________________________, counsel to the
     Underwriters, substantially to the effect set forth in Exhibit C in form and substance satisfactory to you;

          (h) the Certificates shall have been approved for listing on the [insert name of stock exchange], subject to official notice of issuance;

          [(i) The Underwriter shall have received from ____________________ __________, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to you and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Deposited Assets", "Yield on the Certificates", "Description of the Certificates" and "Descriptions of the Trust Agreement" agrees with the records of the Company excluding any questions of legal interpretation;]

          (j) The [Class __] Certificates shall have been rated "___" by _________ _________________ and the [Class __] Certificates shall have been rated "___" by ___________________________ [add other Classes if any]; and

          (k) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

     9. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided that neither the Company nor the Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information; and provided further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Certificates if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Certificates to such person.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference [(i)] the Underwriter Information [and (ii) the Computational Materials, except to the extent of any errors in the Computational Materials that are caused by errors in the Pool Information].

     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on
Schedule I hereto and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Certificates (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Certificates. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of the Certificates set forth opposite their names in Schedule I hereto, and not joint.

     The indemnity and contribution agreements contained in this Section 9 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

     The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Certificates.

     10. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the

New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

     11. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Certificates which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Certificates, the other Underwriters shall be obligated severally in the proportions that the principal amount of Certificates set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Certificates that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of [one-ninth] of such principal amount of Certificates without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Certificates and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Certificates to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Certificates are not made within [36] hours after such default, this Agreement shall terminate without liability on the party of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than [seven] days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     12. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Certificates.

     13. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     14. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in
Schedule II hereto. Notices to the Company shall be given to it at Southpoint Structured Assets, Inc., 50 North Front Street, Memphis, Tennessee 38103, (fax:
901-579-4363); Attention: C. David Ramsey.

     15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                       Very truly yours,

                                       Southpoint Structured Assets, Inc.



                                       By ______________________________________

                                          Name _________________________________

                                          Title ________________________________


Accepted:  ___________, 199_

[Lead Manager]
[Co-Manager]

Acting severally on behalf of themselves/2/ and the several Underwriters listed in
Schedule II hereto.

By:  [Lead Manager]



By ________________________________

   Name ___________________________

   Title __________________________








------------------------------
/1/   Delete if only one Representative.

/2/   Delete if only one Representative and change "themselves" to "itself".

                                   SCHEDULE I

Representatives:/1/                ______________________________________

Underwriting Agreement
dated:                             ______________________________________

Registration Statement No.:  333-09883

Title of Certificates:       Trust Certificates, Series 199__-[___]
                             $[Notional Amount] [(Approximate)], Class ___
                             Certificates
                               [_____%] [Variable] Pass-Through Rate
                             $[Notional Amount] [(Approximate)], Class ___
                             Certificates
                               [_____%] [Variable] Pass-Through Rate]

Underlying Assets:           [Pool of publicly issued debt securities having a
                             term of [not less than ___ years and not more than
                             ___ years] issued by one or more corporations,
                             banking organizations or insurance companies
                             organized under the laws of the United States or
                             any State]
                             [Pool of _____% [floating rate] publicly issued
                             debt securities [having a term of not less than
                             ___ years and not more than ___ years] issued by
                             [the United States of America] [U.S. Government
                             sponsored entity issuers] [Government Trust
                             Certificates] [obligations guaranteed by the
                             United States Agency for International
                             Development]]

Aggregate principal amount:  $______________________________________

Price to Public:             ___% of the principal amount of the Certificates,
                             plus accrued interest, if any, from _________,
                             19__ to the Closing Date

Trust Agreement:             Trust Agreement dated as of _________ between the
                             Company[, _________ as Administrative Agent] and
                             _____________________ as Trustee

Maturity:                    ________________________________________

Interest Rate:               ________________________________________

Interest Payment Dates:      ________________________________________

Optional Redemption
Provisions:                  ________________________________________

____________________________

/1/ Bookrunning Representative should be named first for purposes of Sections 9 and 14.

Sinking Fund Provisions:     ________________________________________

Other Provisions:            ________________________________________

Closing Date and Time of
 Delivery:                   ________________________________________

Closing Location:            ________________________________________

Address for Notices to
 Underwriters:               ________________________________________


                                  SCHEDULE II


                                                    Principal Amount
                                                    of Certificates To
Underwriter                                           Be Purchased

____________________________ ....................   $
                                                     ----------------

         Total...................................   $
                                                     ================

                                  EXHIBIT A-1

                        [CHAPMAN AND CUTLER LETTERHEAD]

                                     [Date]

Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee  38193

[The Representatives]

     Re:  Southpoint Structured Assets, Inc.
                      Trust Certificates, Series 199__-___
                      ------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Southpoint Structured Assets, Inc. (the "Company") in connection with the issuance and sale by the Company of Trust Certificates, Series 199__-_________ (the "Certificates") pursuant to a trust agreement, dated as of _________ 1, 19___ (the "Trust Agreement"), among the Company, [_______________________, as Administrative Agent (the "Administrative Agent")] and ___________________________, as trustee (the "Trustee"). The
Certificates consist of [_______ classes designated as Class___, Class___ and [list others]. The Class___ Certificates [, the Class___ Certificates (other than a de minimis portion thereof)] [and the Class___ Certificates] are referred to herein as the "Offered Certificates."

     The Certificates will evidence the entire undivided interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [publicly issued debt securities having a term of [not less than ___ years and not more than ___ years] issued by one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State (the "Underlying Securities")] [_____% [floating rate] publicly issued debt securities [having a term not less than ___ years and not more than ___ years] issued by [the United States of America] [U.S. Government-sponsored entities issuers] [Government Trust Certificates] [obligations guaranteed by the United States Agency for International Development] (the "Underlying Securities")].
The Offered Certificates are included in a Registration Statement on Form S-3 (File No. 333-09883) filed by the Company with the Securities and Exchange Commission (the "Commission") on ___________, 199__, and declared effective on _________________, 199__ (as amended as of the date hereof, the "Registration Statement"), and were offered by the prospectus dated ___________, 199__, as supplemented by the prospectus supplement dated ______________, 199__ (together, the

"Prospectus"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act").

     The Company will sell to _____________________________ (the "Underwriter") the Offered Certificates pursuant to an Underwriting Agreement, dated _____________, 199__, between the Company and the Underwriter (the "Underwriting Agreement"; the Trust Agreement, and the Underwriting Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 8(e) of the Underwriting Agreement.

     In arriving at the opinion expressed below, we have examined and relied on the following documents:

          (a) executed copies of the Agreements;

          (b) the articles of incorporation and bylaws of the Company;

          (c) good standing certificates from the Secretary of State of the State of Delaware concerning the Company;

          (d) resolutions adopted by the Board of Directors of the Company at a meeting held on __________, 199__, authorizing, among other things, the issuance of series of certificates registered under the Registration Statement;

          (e) a Certificate of Approval executed by the________________________ and the ____________________________ of the Company, authorizing, among other things, the issuance of the Certificates;

          (f) the Registration Statement;

          (g) the Prospectus;

          (h) the forms of the Certificates; and

          (i) the documents delivered by the Company on the Closing Date pursuant to the Agreements.

     In addition, we have examined and relied, as to factual matters, on the representations of the Company in the Agreements and on originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and the Trustee, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based upon such examination and having regard for legal considerations which we deem relevant, we are of the following opinion:

     1. The Registration Statement has become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

     2. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information [or Computational Materials] contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     3. To our knowledge, there are no material contracts, indentures, or other documents [(not including Computational Materials)] of a character required to be described or referred to in either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

     4. The Offered Certificates, when duly and validly executed and authenticated in accordance with the Trust Agreement and paid for and delivered in accordance with the Underwriting Agreement, will be entitled to the benefits of the Trust Agreement.

     5. The statements set forth in the Prospectus under the headings "Description of the Certificates" and "Description of the Trust Agreement," insofar as such statements purport to summarize certain provisions of the Certificates and the Trust Agreement, are correct in all material respects. The statements set forth in the Prospectus under the headings "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

     6. Trust Fund created by the Trust Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

     7. No consent, approval, authorization or order of any federal or State of ____________ court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Certificates, as to which we express no opinion.

     8. Neither the sale of the Offered Certificates to the Underwriter by the Company pursuant to the Underwriting Agreement nor the consummation by the Company of any other of the transactions contemplated by, or the fulfillment by the Company of the terms of the Agreements will result in a breach of any term or provision of any federal or State of __________ statute or regulation or, to our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of __________ court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          9. Each of the Agreements has been duly authorized, executed and delivered by the Company and, upon due authorization, execution and delivery by the other parties thereto, each will constitute a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     In addition, we have participated in conferences with your representatives concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraph 5 above). Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement (excluding any exhibits filed therewith), as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).

     With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) except as specifically covered in the opinions set forth above, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties.

     Whenever a statement herein is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

                                     A-1-4

     Our opinion that any document is valid, legal and binding or enforceable in accordance with its terms is subject to: (1) eliminations imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; (2) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and (3) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

     With respect to our opinion set forth in paragraph 2, in passing on the form of Registration Statement and the Prospectus, we have necessarily assumed the correctness and completeness of the statements made therein.

     We express no opinion as to matters of law other than the law of the State of _______ and the United States of America.

     This opinion letter is solely for your benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                                     Very truly yours,

                                     [Chapman and Cutler]

                                     A-1-5

                                  EXHIBIT A-2

                        [CHAPMAN AND CUTLER LETTERHEAD]

                               __________, 199__


[The Underwriter]

     Re:                   Southpoint Structured Assets, Inc.
                           Trust Certificates, Series 199__-__
               -----------------------------------------------------------

Ladies & Gentlemen:

     We have acted as special counsel to Southpoint Structured Assets, Inc. (the "Company") in connection with the issuance and sale by the Company of Trust Certificates, Series 199__-_________ (the "Certificates") pursuant to a trust agreement, dated as of _________ 1, 19___ (the "Trust Agreement"), among the Company, [_______________________, as Administrative Agent (the "Administrative Agent")] and ___________________________, as trustee (the "Trustee"). The
Certificates consist of [_______ classes designated as Class ___, Class ___ and [list others]. The Class ___ Certificates [, the Class ___ Certificates (other than a de minimis portion thereof)] [and the Class ___ Certificates] are referred to herein as the "Offered Certificates."

     The Certificates will evidence the entire undivided interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [publicly issued debt securities having a term of [not less than ___ years and not more than ___ years] issued by one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State (the "Underlying Securities")] [_____% [floating rate] publicly issued debt securities [having a term not less than ___ years and not more than ___ years] issued by [the United States of America] [U.S. Government-sponsored entities issuers] [Government Trust Certificates] [obligations guaranteed by the United States Agency for International Development] (the "Underlying Securities")]. The Offered Certificates are included in a Registration Statement on Form S-3 (File No. 333-09883) filed by the Company with the Securities and Exchange Commission (the "Commission") on ___________, 199__, and declared effective on _________________, 199__ (as amended as of the date hereof, the "Registration Statement"), and were offered by the prospectus dated ___________, 199__, as supplemented by the prospectus supplement dated ______________, 199__ (together, the "Prospectus"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act").

     The Company will sell to _____________________________ (the "Underwriter") the Offered Certificates pursuant to an Underwriting Agreement, dated _____________, 199__, between the Company and the Underwriter (the "Underwriting Agreement"; the Trust Agreement, and the Underwriting Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 8(e) of the Underwriting Agreement.

     In connection with rendering this opinion letter, we have examined the Agreements and such other records and other documents as we have deemed necessary and relevant. As to matters of fact, we have examined and relied upon representations of the parties contained in the Agreements and, where we have deemed appropriate, representations and certifications of officers of the Company, the Trustee or public officials. We have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the original of all documents submitted to me as copies. We have assumed that all parties, except for the Company, had the corporate power and authority to enter into and perform all obligations under such documents, and, as to such parties, we also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents.

     In rendering this opinion letter, we do not express any opinion concerning law other than the law of the State of [__________], the corporate law of the State of Delaware and the federal law of the United States, and we do not express any opinion concerning the application of the "doing business" laws or the securities laws of the jurisdiction other than the federal securities laws of the United States. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements and the Offered Certificates.

          2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company and upon due authorization, execution and delivery by other parties thereto will constitute the valid, legal and binding agreements of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors,
     (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification from securities law violations.


                                     A-2-2

          3. The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Agreements and when paid for in accordance with the Underwriting Agreement will be entitled to the benefits of the Agreements.

          4. No consent, approval, authorization or order of the State of ___________ or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

          5. Neither the sale, issuance and delivery of the Offered Certificates by the Company as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Company or any State of ____________ or federal statute or regulation or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other material agreement or instrument to which the Company is a party or by which they are bound or any order or regulation of the State of ___________________ or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

     This opinion letter is rendered for the sole benefit of the persons or entities to which it is addressed, and no other person or entity is entitled to rely hereon without our prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                                        Very truly yours,

                                        [Chapman and Cutler]



                                     A-2-3

                                   EXHIBIT B

                        [COUNSEL TO TRUSTEE LETTERHEAD]

                               __________, 199__

Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee  38103

[The Trustee]

[The Underwriters]

Ladies and Gentlemen:

     We have acted as special counsel to _____________________________________
in its capacity as trustee (the "Trustee") in connection with the issuance and sale by the Company of Trust Certificates, Series 199__-__ (the "Certificates") pursuant to a trust agreement, dated as of _________________ 1, 19___ (the "Trust Agreement"), among the Company, [__________________________, as administrative agent (the "Administrative Agent")] and _______________________________, as trustee (the "Trustee"). The Certificates consist of [___________ classes designated as Class ___, Class ___ and [list others]. The Class ___ Certificates [, the Class ___ Certificates] [and the Class ___ Certificates] are referred to herein as the "Offered Certificates."

     Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, it is our opinion that:

            1. The Trustee is duly organized, validly existing and in good standing as a _____________________________ under the laws of
     _____________________, with full corporate and trust power and authority to conduct its business and affairs as a Trustee.

            2. The Trustee has full corporate power and authority to execute and deliver the Trust Agreement and the Certificates and to perform its obligations thereunder.

            3. The Trustee has duly accepted the office of trustee under the Trust Agreement.

            4. The Trustee has duly authorized, executed, issued and delivered the Trust Agreement and has duly and validly authorized, executed, issued and delivered the Certificates as the Trustee.

            5. The Trust Agreement constitutes the legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity and the discretion of the court, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforceability may be determined according to or limited by the laws of jurisdictions other than those specified below.

     In rendering the foregoing opinion, we have assumed that the Trust Agreement have been duly authorized, executed and delivered by the other parties thereto and are valid, legal, binding and enforceable obligations of such parties.

     We express no opinion as to any matter other than as expressly set forth above, and, in conjunction therewith, we specifically express no opinion as to the status of the Certificates or the Trust Fund under any federal or state securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

     This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person without our prior written consent.

     We are admitted to practice law under the laws of the State of _____________ and the opinion set forth above is limited to the laws of the State of ______________ and the laws of the United States of America.

                                     Very truly yours,

                                     [COUNSEL TO THE TRUSTEE]

                                   EXHIBIT C

                    [COUNSEL TO THE UNDERWRITER LETTERHEAD]

                               __________, 199__

[The Underwriters]

     Re:              Southpoint Structured Assets, Inc.
                     Trust Certificates, Series 199__-___
                     ------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to ____________________________ (the
"Underwriters") in connection with the sale by Southpoint Structured Assets, Inc., a Delaware corporation (the "Company"), and the purchase by the Underwriters pursuant to an underwriting agreement dated __________, 199__ (the "Underwriting Agreement") of certificates entitled Trust Certificates, Series 199__-____, [Class ___, Class ___, Class ___] [, Class ___] [and Class ___] (the
"Offered Certificates"). The Offered Certificates together with the Trust Certificates, Series 199__-______ [Class ___] [and] [Class ___] comprise the entire issue of Certificates entitled Trust Certificates, Series 199__-____ (collectively, the "Certificates"). The Certificates are issued pursuant to a Trust Agreement (the "Trust Agreement"), dated as of ___________, 199__, among the Company, ___________________ as trustee (the "Trustee") [and ______________________________, as certificate administrator (the
"administrative agent")]. The Certificates evidence in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") consisting primarily of [publicly issued debt securities having a term of [not less than ___ years and not more than ___ years] issued by one or more corporations, banking organizations or insurance companies organized under the laws of the United States or any State (the "Underlying Securities")] [_____% [floating rate] publicly issued debt securities [having a term not less than ___ years and not more than ___ years] issued by [the United States of America] [U.S. Government-sponsored entities issuers] [Government Trust Certificates] [obligations guaranteed by the United States Agency for International Development] (the "Underlying Securities")]. Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Trust Agreement.

     We have examined such documents and records as we deemed appropriate, including the following:

          1. Copy of the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware to be a true and correct copy.

            2. Copy of the By-Laws of the Company certified by the Secretary of the Company to be a true and correct copy.

            3. Certificate of the Secretary of State of the State of Delaware, dated as of recent date, to the effect that the Company is in good standing under the laws of the State of Delaware.

            4. Copy of resolutions adopted by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Certificates, certified by the Secretary of Company to be a true and correct copy.

            5. Officer's Certificate of the Company pursuant to Section 6.3 of the Underwriting Agreement.

            6. Signed copy of the Underwriting Agreement.

            7. Signed copy of the Trust Agreement.

            8. Specimens of the Offered Certificates.

            9. Signed copies of the Company's registration statement (File
     No. 333-9883) on Form S-3 filed by the Company with the Securities and Exchange Commission relating to Trust Certificates (the registration statement in the form in which it became effective being hereinafter called the "Registration Statement").

            10. The final form of a prospectus dated ______________, 199__ (the "Basic Prospectus").

            11. The final form of a supplement dated _____________, 199__ to the Basic Prospectus relating specifically to the Certificates (the "Prospectus Supplement"; the Basic Prospectus and Prospectus Supplement are herein collectively referred to as the "Prospectus.")

     Based upon the foregoing, we are of the opinion that:

            (a) The Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge and information, no proceedings for a stop order have been instituted or are threatened under Section 8(d) of the Act.

            (b) The Registration Statement as of its effective date and the Prospectus as of the date of the Prospectus Supplement, other than the numerical, financial and statistical data contained therein, as to which we express no opinion, comply as to form in all material respects with the requirements of the Act and the rules thereunder.

            (c) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

            [(d) The Trust Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.]

            (e) The Offered Certificates, assuming that they have been duly and validly authorized, executed and issued by the Trustee, will, when authenticated as specified in the Trust Agreement and delivered to the Underwriter pursuant to the Underwriting Agreement, be entitled to the benefits of the Trust Agreement.

            (f) The statements in the Prospectus under the headings "Federal Income Tax Consequences," and "ERISA Considerations," to the extent that they constitute matters of New York or Federal law or legal conclusions with respect thereto, have been reviewed by us and provide a fair summary of such law or legal conclusions.

            (g) Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

     We have endeavored to see that the Registration Statement and the Prospectus comply with the Act and the rules and regulations of the Securities and Exchange Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or Prospectus. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus Supplement and at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the numerical, financial and statistical data contained in the Registration Statement or the Prospectus, as to which we express no opinion).

     This opinion is for your benefit only and is not to be relied upon by any other person. The opinions expressed herein are limited to matters of Federal law and the laws of the State of [__________].

                                       Very truly yours,

                                       [Counsel to the Underwriter]

                                   EXHIBIT D

                             EXCLUDED INFORMATION

                                   EXHIBIT E

                            UNDERWRITER INFORMATION

                                   EXHIBIT F

                               __________, 199__


Southpoint Structured Assets, Inc.
50 North Front Street
Memphis, Tennessee  38103

     Re:              Southpoint Structured Assets, Inc.
                             Trust Certificates,
           Series 199__-___, [Class ___], [Class ___] and [Class ___]
           ----------------------------------------------------------

     Pursuant to Section 6 of the Underwriting Agreement, dated _____________, 199__, among Southpoint Structured Assets, Inc., and
_________________________________, (the "Underwriter") relating to the
Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

          (a) The prepayment assumption used in pricing the Certificates was ______% [CPR] [SPA].

          (b) Set forth below is (i) the first price, as a percentage of the principal balance of each class of Certificates, at which 10% of the aggregate principal balance of each such class of Certificates was sold to the public at a single price, if applicable, or (ii) if more than 10% of a class of Certificates have been sold to the public but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates, or (iii) if less than 10% of the aggregate principal balance of a class of Certificates has been sold to the public, the purchase price for each such class of Certificates paid by the Underwriter expressed as a percentage of the principal balance of such class of Certificates calculated by: (1) estimating the fair market value of each such class of Certificates as of _____________, 199__; (2) adding such estimated fair market value to the aggregate purchase price of each class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause (2); (4) multiplying the quotient obtained for each class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates; and (5) for each class of Certificates, dividing the product obtained from such class of Certificates in clause (4) by the original principal balance of such class of Certificates:

                         [Class ___:  _______________]

                         [Class ___:  _______________]

                         [Class ___:  _______________]

     [* less than 10% has been sold to the public]

     The prices set forth above do not include accrued interest with respect to periods before closing.

                                       [THE UNDERWRITER]



                                       By_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                   EXHIBIT G

                                FORM OF LEGEND